EXHIBIT 2

                            Selling Group Agreement

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                                                                     EXHIBIT 2


                            SELLING GROUP AGREEMENT

                                  $50,000,000
                      CURRENT INTEREST SUBORDINATED BONDS
                         ACCRETION SUBORDINATED BONDS
                     IBF VI - SECURED LENDING CORPORATION

                            _________________, 2000

Gentlemen:

         We have agreed to act as the agent of IBF VI - Secured Lending Corporation, a Delaware corporation (the "Company"), pursuant to an Underwriting Agreement between the Company and us (the "Underwriter"), which may be obtained from us on written request, for the sale to the public of $50,000,000 in principal amount of the Company's Current Interest Subordinated Bonds and Accretion Subordinated Bonds ("Bonds"). The Bonds and certain of the terms on which they are being purchased and offered are more fully described in the enclosed prospectus, subject to the following further terms:

         1. We invite your participation as a member of the selling group ("Selling Group Member") in offering to the public a part of the Bonds. As a Selling Group Member, you will be allowed, subject to the sale of $500,000 of Bonds in the public offering, a concession on all Bonds sold by you in the offering as set forth on Exhibit A attached hereto. Subject to the sale of $500,000 of Bonds, payment of such concession will be made within five business days after each closing contemplated by the Underwriting Agreement. The Bonds will be offered to the public on a "best efforts" basis, subject to the approval of certain legal matters by us and subject to certain other terms and conditions. We reserve the right to withdraw, cancel, or modify any offer.

         2. You confirm that you are a Selling Group Member who is actually engaged in the investment banking or securities business and who is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"). In making sales, you hereby agree to comply with the provisions of rule 15c2-8 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Conduct Rules of the NASD, including the provisions of Article III of the Rules of Fair Practice of the NASD, particularly the interpretation of the Board of Governors of the NASD respecting "free-riding" and "withholding" and sections 8, 24, 25, and 36 thereof.

         3. All orders will be strictly subject to confirmation, and we reserve the right in our uncontrolled discretion to reject any order, in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and to allot. Neither you nor any other person is authorized by the Company or us to give any information or make any representations other than those contained in the prospectus in connection with the sale of any of the Bonds. No Selling Group Member is authorized to act as agent for us when offering the Bonds to the public or otherwise.

         4. You shall instruct all customers to make all checks payable to the escrow agent as set forth below. Payment at the initial offering price for Bonds purchased by your customers shall be made, with respect to payments by checks, by transmitting your customers' checks payable to "CSTTC Escrow Agent for IBF VI - Secured Lending Corporation," Continental Stock Transfer & Trust Company, 2 Broadway, New York, NY 10004, or, with respect to cash payments or customer account credit balances, by wire transfer to such account, all by noon of the next business day following receipt in accordance with the provisions of rules 15c2-4 and 15c3-1 promulgated by the Commission pursuant to the Exchange Act. Certificates for the Bonds to be purchased by your customers shall be delivered promptly against payment to the Company of the net proceeds of sale after each closing contemplated by the Underwriting Agreement, subject to the sale of the minimum amount of Bonds. In addition, there shall be provided to the escrow agent and us, with the proceeds from your customers, a written account of each sale, which account shall set forth the name and address of the purchasers, the amount of Bonds purchased by each, the amount paid therefor, and whether the amount paid was in the form of cash or evidenced by a check. Furthermore, you will simultaneously forward to the Company and us the form of purchase agreement adopted by the Company for use in the offering.

         5. This Agreement shall terminate contemporaneously with the termination of the Underwriting Agreement, unless earlier terminated at any time by us by written or telegraphic notice to you.

         6. You agree to indemnify us and to hold us harmless, and each person, if any, who controls us, within the meaning of section 15 of the Securities Act, against any and all losses, claims, damages, or liabilities to which we may become subject as a result of your breach of this Agreement or of your failure to perform any of the promises contained herein, and will also reimburse us, or any controlling person thereof, for any legal or other expenses reasonably incurred in connection with investigating or defending such action or claim.

         7. You are not authorized to give any information or to make any statements other than those contained in the prospectus or any amendments thereto.

         8. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering. We shall be under no liability to you, except for lack of good faith and for obligations expressly assumed by us in this Agreement. Nothing contained in this section is intended to operate as, and the provisions of this section shall not in any way whatsoever, constitute a waiver by you of compliance with any provision of the Securities Act or Exchange Act, or of the rules and regulations of the Commission issued thereunder.

         9. On application to us, we shall inform you as to the jurisdictions in which we believe the Bonds have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such jurisdictions, but we assume no responsibility or obligation as to your right to sell Bonds in any jurisdiction.

         10. You confirm that you are familiar with rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses and confirm that you have complied therewith and will comply therewith.

         11. We hereby confirm that we will make available to you such number of copies of the prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the Securities Act or the Exchange Act or the rules and regulations of the Commission thereunder.

         12. Any notice from us to you shall be deemed to have been duly given if mailed or telegraphed to you at the address to which this Agreement is mailed.

         Please confirm your agreement hereto by signing and returning to us by fax and overnight courier at National Securities Corporation, 875 N. Michigan Ave., Suite 1560, Chicago, Illinois 60611, the enclosed duplicate of this Agreement. On receipt thereof, this Agreement and such signed duplicate copy will evidence the understanding between us.

                                                Very truly yours,

                                                National Securities Corporation

                                                By ____________________________
                                                    Duly Authorized Officer


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         AGREED AND ACCEPTED as of the date first-above written.

                                              Selling Group Member:

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                                              By ______________________________
                                                  Duly Authorized Officer

                                              Address of Selling Group Member

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                                                                     Exhibit A

                              COMPENSATION TERMS

1. Concession. Selling Group Member will receive a concession equal to _______% of the gross sale price of Bonds offered and sold by the Selling Group Member.






2. Additional Compensation. Selling Group Member is entitled to the following additional compensation: